UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): June 22, 2015

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures, including currency translation)

	March '15	April '15	May '15
Process Management	-20 to -15	-20 to -15	-20 to -15
Industrial Automation	-15 to -10	-20 to -15	-20 to -15
Network Power	-20 to -15	-20 to -15	-20 to -15
Climate Technologies	-10 to -5	-10 to -5	-10 to -5
Commercial & Residential Solutions	-5 to 0	-5 to 0	-5 to 0
Total Emerson	-15 to -10	-15	-20 to -15

May 2015 Orders Comments

Trailing three-month orders decreased as monthly orders continue to reflect the drop in oil prices, a global slowdown in capital spending, and significant strength in the U.S. dollar, which deducted 6 percentage points through currency translation. Global spending remains sluggish as oil prices continue to affect capital spending in both oil and gas and energy-related markets. Underlying orders were down 10 percent reflecting slow market conditions in all segments. Based upon these trends, the Company now expects third quarter underlying sales to be moderately negative compared to the prior year, excluding unfavorable currency of approximately 5 percent and an impact from divestitures of approximately 2 percent. Reported sales for the third quarter are now expected to decrease approximately 11 percent.

Process Management order trends continued to reflect the impact of lower oil prices, as well as unfavorable currency translation, which deducted 6 percentage points, including backlog revaluation. Underlying orders decreased in all regions.

Industrial Automation orders were down, reflecting continued weakness in industrial spending, upstream oil and gas, and Europe. Underlying orders were also down reflecting decreases in most businesses. Currency translation deducted 9 percentage points.

Network Power orders decreased as underlying global demand for data center infrastructure and telecommunications investment remained weak. Currency translation deducted 6 percentage points.

Climate Technologies orders were down as U.S. HVAC customers work through the remainder of pre-built inventory driven by regulatory changes for residential air conditioning effective January 1, 2015. Underlying orders were down moderately, with modest growth in Asia more than offset by decreases in North America and Europe. Currency translation deducted 3 percentage points. U.S. air conditioning orders have been negatively impacted by cooler than normal temperatures and significant rainfall during the early summer months in key parts of the U.S., and continued abnormal weather would present additional risk to this business for the remainder of the year.

Commercial & Residential Solutions orders decreased modestly. Growth in wet/dry vacuums and food waste disposers was more than offset by decreases in the storage and professional tools businesses. Currency translation deducted 2 percentage points.

Upcoming Investor Events

On Tuesday, August 4, 2015, Emerson will report third quarter 2015 results. Management will discuss the results during a conference call at 2:00 P.M. ET the same day. Access to a live webcast of the discussion will be available at www.emerson.com/financial at the time of the call. A replay of the conference call will remain available for approximately three months.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

Non-GAAP Financial Measures

This Current Report on Form 8-K contains non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While the Company believes these non-GAAP measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies. The reasons management believes that these non-GAAP financial measures provide useful information are set forth in the Company's most recent Form 10-K filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	June 22, 2015	By:	/s/ John G. Shively
John G. Shively Vice President and Assistant Secretary